UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 8, 2019

Date of Report (Date of earliest event reported)

Tocagen Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38052	26-1243872
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4242 Campus Point Court, Suite 500 San Diego, California		92121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 412-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 8, 2019, Tocagen Inc. (the “Company”) and Harry E. Gruber, M.D., the Company’s President, Science and Innovation, entered into an Executive Employment Agreement (the “Agreement”). Dr. Gruber’s employment under the Agreement is at will and may be terminated at any time by the Company or by him. Pursuant to the Agreement, Dr. Gruber is entitled to an annual base salary of $365,000 and a discretionary annual bonus of up to 40% of Dr. Gruber’s base salary, based on achievement of individual and/or corporate performance targets, metrics and/or objectives. In the event of an involuntary termination, Dr. Gruber is entitled to receive severance payments in the form of continuation of his base salary then in effect for 12 months and continued health insurance coverage under the Company’s group health plans under COBRA until the earliest of (i) the end of the 12 month severance period, (ii) the expiration of his eligibility for the continuation coverage, or (iii) the date when he becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment (the “Severance Benefits”). Additionally, in the event of an involuntary termination at any time during the time period commencing three months prior to or 12 months after the effective date of a change in control of the Company, Dr. Gruber is entitled to receive a cash payment equal to Dr. Gruber’s target annual bonus in effect at the time of the involuntary termination and full vesting acceleration of all shares subject to time-based vesting stock awards then outstanding and held by Dr. Gruber (the “Change in Control Severance Benefits”). The Severance Benefits and Change in Control Severance Benefits are conditioned upon Dr. Gruber signing and not revoking a general release of legal claims in the form provided by the Company.

During the remainder of 2019, Dr. Gruber’s role and responsibilities will decrease and he will be transitioning out of the Company’s day-to-day operations. The Company expects that the position of President, Science and Innovation will be eliminated on or before December 31, 2019, at which time, Dr. Gruber’s employment with the Company will cease (constituting an involuntary termination pursuant to the terms of the Agreement). It is currently expected that Dr. Gruber will remain as a member of the Board of Directors and as an advisor to the Company.

The foregoing description of the Agreement is only a summary and is qualified in its entirety by reference to the Agreement. The Company intends to file a copy of the Agreement as an exhibit to its Quarterly Report on Form 10-Q for its fiscal quarter ending June 30, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tocagen Inc.

Dated: April 12, 2019	By:	/s/ Mark Foletta
Mark Foletta
Executive Vice President, Chief Financial Officer